Exhibit 4.2

SEVENTH AMENDMENT TO

SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

This SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of June 28, 2010 (this “Amendment”) is made among World Financial Network National Bank, a national banking association located in Columbus, Ohio (“WFNNB”), as Servicer, WFN Credit Company, LLC (“WFN Credit”), as Transferor, and The Bank of New York Mellon Trust Company, N.A. (“BNY”), formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwset Trust Company, as Trustee of World Financial Network Credit Card Master Trust (the “Issuer”), to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among WFNNB, as Servicer, WFN Credit, as Transferor and BNY, as Trustee (as amended by the Omnibus Amendment, dated as of March 31, 2003, the Second Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of May 19, 2004, the Third Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2005, the Fourth Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of June 13, 2007, the Fifth Amendment to Second Amended and Restated Pooling and Servicing Agreement dated as of October 26, 2007, and the Sixth Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of May 27, 2008, and as further amended from time to time, the “Pooling Agreement”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Pooling Agreement.

WHEREAS, WFNNB is contemplating a merger with and into WFNNB Interim National Bank (the “Interim Bank”), an interim national banking association located in Delaware, with the resulting bank being a national banking association named World Financial Network National Bank and located in Delaware (the “Merger”); and

WHEREAS, the parties hereto desire to amend the Pooling Agreement in certain respects as set forth herein, with certain of such amendments taking effect upon consummation of the Merger;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. Amendments. (a) The definition of “Business Day” in Section 1.1 of the Pooling Agreement is hereby amended by adding the phrase “, Wilmington, Delaware” immediately after the phrase “New York, New York” where it appears in such definition.

(b) The following definition of “GAAP” is hereby added to Section 1.1 of the Pooling Agreement in the appropriate alphabetical order:

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

Seventh Amendment to Pooling Agreement (Trust I)

(c) The definition of “UCC” in Section 1.1 of the Pooling Agreement is hereby amended by deleting the word “Ohio” where it appears and substituting with the word “Delaware.”

(d) Section 2.1(a) of the Pooling Agreement is hereby amended by inserting the phrase “, to the extent such treatment would be consistent with GAAP”, after the words “for accounting purposes” where they appear in such section thereof.

(e) Section 8.2(a) of the Pooling Agreement is hereby amended by deleting the word “corporation” where it appears in Section 8.2(a) and substituting with the word “entity”.

SECTION 2. Conditions to Effectiveness. (a) The amendments set forth in Sections 1(b), 1(d) and 1(e) of this Amendment shall become effective on the date hereof upon (i) receipt by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto and (ii) satisfaction of each of the conditions precedent described in Section 13.1(a) of the Pooling Agreement.

(b) Following the effectiveness of the amendments described in Sections 1(b), 1(d) and 1(e) of this Amendment, the amendments set forth in Sections 1(a) and 1(c) shall become effective upon the consummation of the Merger.

SECTION 3. Effect of Amendment; Ratification. (a) On and after the Effective Date, this Amendment shall be a part of the Pooling Agreement and each reference in the Pooling Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Pooling Agreement shall mean and be a reference to the Pooling Agreement as amended hereby.

(b) Except as expressly amended hereby, the Pooling Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

SECTION 5. Section Headings. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Counterparts of this Amendment may be delivered by facsimile or electronic transmission.

SECTION 7. Trustee Disclaimer. Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.

[Signature Page Follows]

2	Seventh Amendment to Pooling Agreement (Trust I)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WFN CREDIT COMPANY, LLC

By:	/s/ Daniel T. Groomes
Name: Daniel T. Groomes
Title: President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ David H. Hill
Name: David H. Hill
Title: Senior Associate

WORLD FINANCIAL NETWORK NATIONAL BANK

By:	/s/ Ronald C. Reed
Name: Ronald C. Reed
Title: Treasurer

Seventh Amendment to Pooling Agreement